UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 18, 2005


                          VALLEY FORGE SCIENTIFIC CORP.
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               (Exact name of registrant as specified in charter)


                                  PENNSYLVANIA
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                 (State or other jurisdiction of incorporation)


            001-10382                                23-2131580
   ------------------------            ------------------------------------
    (Commission File Number)            (IRS Employer Identification Number)


             136 Green Tree Road, Suite 100 Oaks, Pennsylvania 19456
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                    (Address of principal executive offices)


                                 (610) 666-7500
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              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01   Other Events

            The Nasdaq Stock Market, Inc. has advised Valley Forge Scientific Corp. ("Valley Forge") that it considers the proposed merger with Synergetics, Inc. a "Reverse Merger" under Nasdaq's Marketplace Rules. Based on this conclusion, Nasdaq has advised Valley Forge that prior to the closing of the merger Valley Forge will be required to submit an initial listing application to Nasdaq and after the merger it will be required to meet all initial inclusion criteria on the Nasdaq SmallCap Market. Nasdaq has advised Valley Forge that failure to satisfy these requirements after the closing of the merger will result in a delisting of Valley Forge's common stock. The criteria for initial inclusion of the post-merger Valley Forge common stock includes, among other things: (i) a closing bid price of at least $4.00 per share; (ii) Valley Forge's satisfaction after the merger of either $5 million stockholders' equity, $50 million market value of listed securities, or $750,000 net income from continuing operations; and (iii) satisfaction of all independent director and committee requirements.


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

                                SIGNATURES
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         Pursuant to the requirement of the Securities Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  May 23, 2005

                                       VALLEY FORGE SCIENTIFIC CORP.


                                       By: /s/ JERRY L. MALIS
                                           -------------------------------------
                                           Jerry L. Malis, President and
                                           Chief Executive Officer


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